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EXHIBIT 11

                          CHARTER ONE FINANCIAL, INC.
                       COMPUTATION OF PER SHARE EARNINGS


                                                                              THREE MONTHS ENDED MARCH 31,
                                                                              ----------------------------
                                                                                  1996              1995
                                                                                  ----              ----
                                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
COMPUTATION OF PRIMARY EARNINGS PER SHARE:
  Weighted average number of common shares outstanding  . . . . . . . . .     45,037,536         44,924,190
  Add common stock equivalents for shares issuable under:
    Stock Appreciation Rights Plan(1) . . . . . . . . . . . . . . . . . .         47,211             62,972
    Stock Option Plan(1)  . . . . . . . . . . . . . . . . . . . . . . . .        886,857            768,357
                                                                            ------------         ----------
      Weighted average number of shares outstanding adjusted
       for common stock equivalents . . . . . . . . . . . . . . . . . . .     45,971,604         45,755,519
                                                                            ============         ==========

  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     38,450             29,310
                                                                            ============         ==========
  Primary earnings per share  . . . . . . . . . . . . . . . . . . . . . .   $        .84                .64
                                                                            ============         ==========

COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE:
  Weighted average number of common shares outstanding  . . . . . . . . .     45,037,536         44,924,229
  Add common stock equivalents for shares issuable under:
    Stock Appreciation Rights Plan(1) . . . . . . . . . . . . . . . . . .         50,788             93,685
    Stock Option Plan(1)  . . . . . . . . . . . . . . . . . . . . . . . .        989,663            843,147
                                                                            ------------         ----------
      Weighted average number of shares outstanding adjusted
       for common stock equivalents . . . . . . . . . . . . . . . . . . .     46,077,987         45,861,061
                                                                            ============         ==========

  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     38,450             29,310
                                                                            ============         ==========
  Fully diluted earnings per share  . . . . . . . . . . . . . . . . . . .   $        .83                .64
                                                                            ============         ==========

- - ----------

(1) Additional shares issuable were derived under the "treasury stock method" using average market price during the period.
(2) Additional shares issuable were derived under the "treasury stock method" using the higher of the average market price during the period or the market price at the end of the period.





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